EXHIBIT 10(www)

[FIRST AMERICAN LETTERHEAD]

February 26, 2008

Curt Johnson

1 First American Way

Santa Ana, California 92707

Dear Curt:

The $150,000 loan made to you in 1998 in connection with your relocation to Southern California is hereby forgiven.

Sincerely,

/s/ Parker S. Kennedy
Parker S. Kennedy
Chairman and CEO,
The First American Corporation